                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]


Check the appropriate box:

[_] Preliminary Proxy Statement           [_] CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
[X] Definitive Proxy Statement                RULE 14C-5(D)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12



                         Groundwater Technology, Inc.
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                         Groundwater Technology, Inc.
    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

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    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number,
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Notes:

                         GROUNDWATER TECHNOLOGY, INC.
                             100 RIVER RIDGE DRIVE
                         NORWOOD, MASSACHUSETTS 02062

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               ----------------

To the Stockholders:

  The Annual Meeting of Stockholders of Groundwater Technology, Inc. will be held on Tuesday, September 19, 1995, at 9:30 a.m., at Fleet Bank, 8th Floor, 75 State Street, Boston, Massachusetts for the following purposes:

    1. To fix the number of Directors at four and to elect two members to the Board of Directors to serve for a three-year term as Class A Directors.

    2. To consider and act upon a proposal to amend the Amended and Restated 1986 Employee Stock Purchase Plan to increase the number of shares of Common Stock authorized for issuance pursuant to the Amended and Restated 1986 Employee Stock Purchase Plan from 312,500 shares to 600,000 shares and to remove the limitation on the number of shares that can be purchased by participants in each plan period.

    3. To consider and act upon a proposal to approve the 1995 Director Stock Option Plan.

    4. To consider and act upon the matter of ratifying the selection of the firm of Coopers & Lybrand LLP as auditors for the fiscal year ending April 27, 1996.

    5. To transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

  The Board of Directors has fixed the close of business on August 1, 1995 as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting. Only stockholders of record at the close of business on that date are entitled to vote at the Annual Meeting.

  All stockholders are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please complete the enclosed proxy card, and sign, date and return it promptly so that your shares will be represented. Sending in your proxy will not prevent you from voting in person at the Annual Meeting.

                                       By Order of the Board of Directors

                                       /s/ Catherine L. Farrell

                                       Catherine L. Farrell
                                       Vice President, General Counsel
                                       and Secretary

August 10, 1995

--------------------------------------------------------------------------------
                            YOUR VOTE IS IMPORTANT.
                PLEASE PROMPTLY COMPLETE, SIGN, DATE AND RETURN
                     YOUR PROXY IN THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------

                         GROUNDWATER TECHNOLOGY, INC.

                                PROXY STATEMENT

                               ----------------

                        ANNUAL MEETING OF STOCKHOLDERS

                              SEPTEMBER 19, 1995

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Groundwater Technology, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on Tuesday, September 19, 1995 and any adjournment thereof for the purpose of considering and voting upon the matters set forth in the accompanying notice of Annual Meeting. The address of the Company's principal executive office is 100 River Ridge Drive, Norwood, Massachusetts 02062. This proxy statement and the form of proxy are first being mailed to stockholders on or about August 10, 1995.

                   REVOCABILITY OF PROXY AND VOTING OF PROXY

  Any stockholder giving a proxy has the right to revoke it by written notice to the Secretary of the Company at any time before it is exercised, or by voting in person at the Annual Meeting. All shares of Common Stock represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting, and not revoked, will be voted in accordance with the instructions indicated. If no instructions are indicated with respect to any shares for which properly executed proxies have been received, such proxies will be voted FOR the election of the two nominees for directors; FOR amendment to the Amended and Restated 1986 Employee Stock Purchase Plan to increase the number of shares authorized for issuance thereunder to 600,000 and to remove the limitation on the number of shares that can be purchased by participants in each plan period; FOR approval of the 1995 Director Stock Option Plan; and FOR the ratification of the appointment of Coopers & Lybrand LLP as independent auditors for the 1996 Fiscal Year. If any other matters are properly presented at the Annual Meeting for action, the persons named in the proxies and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment as to the best interests of the Company. The Board of Directors does not know of any other matters to be brought before the Annual Meeting.

                         RECORD DATE AND VOTING RIGHTS

  Only stockholders of record at the close of business on August 1, 1995, are entitled to vote at the Annual Meeting. On that date, the Company had outstanding and entitled to vote 6,906,392 shares of Common Stock, par value $.01 per share. Each stockholder is entitled to one vote for each share of Common Stock held of record on that date on all matters that are properly presented for action at the Annual Meeting. The Company has no other outstanding voting securities.

  A majority of the outstanding shares of Common Stock entitled to vote must be represented in person or by proxy at the Annual Meeting in order to conduct the election of directors and other matters described in this Proxy Statement. If a majority of shares is represented, then the two nominees for director will be elected if more shares are voted for than against them. On all other matters considered at the Annual Meeting, a majority of the shares represented at the Annual Meeting is required for approval. Abstentions and "non-votes" are counted as present in determining whether the quorum requirement is satisfied. Under the Company's Restated Certificate of Incorporation and By-laws, abstentions have the same effect as a vote "against" the matter. Under Delaware law, "non-votes" will be treated as neither a vote "for" nor "against" the matter. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

                                 ANNUAL REPORT

  The Company's Annual Report to Stockholders, containing consolidated financial statements for the 1995 Fiscal Year, is being mailed with this Proxy Statement to each stockholder's address of record. That Report is not incorporated in this Proxy Statement by reference.

                             ELECTION OF DIRECTORS

  The Company's Board of Directors is divided into three classes, each elected to serve for a term of three years. Upon approval of the stockholders to fix the number of Directors at four, the Board, in accordance with the Company's Restated Certificate of Incorporation and By-Laws, has established that there shall be two Class A Directors, one Class B Director and one Class C Director.

  Set forth below is information concerning the nominees for Director to be elected at the Annual Meeting, as well as information concerning the Directors whose terms of office will extend beyond the Annual Meeting. The nominees for Class A Directors, Allan S. Bufferd and Robert P. Schechter, are presently serving as Directors. The Board of Directors expects that the nominees will be available for election. In the event that the nominees for any reason should become unavailable, proxies will be voted for a nominee or nominees designated by the Board of Directors, unless the Board of Directors reduces the number of Directors.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF MR. BUFFERD AND MR. SCHECHTER AS DIRECTORS.

NOMINEES FOR ELECTION AT THIS MEETING FOR TERM EXPIRING 1998 (CLASS A
DIRECTORS):

  Allan S. Bufferd, 58, has been a Director of the Company since 1988. Since 1986 Mr. Bufferd has been the Deputy Treasurer and Director of Investments of the Massachusetts Institute of Technology ("M.I.T."). In such capacity Mr. Bufferd manages the assets of M.I.T.'s endowment and pension funds. Prior to 1986, Mr. Bufferd served as the Associate Treasurer and Recording Secretary of M.I.T. In that position he was primarily responsible for private placements and international and venture capital investments of M.I.T.'s endowment and pension assets.

  Robert P. Schechter, 46, has been a Director of the Company since 1988. Mr. Schechter is currently the President and Chief Executive Officer of Natural MicroSystems Corporation, a provider of hardware and software platforms for the computer telephony integration market. From 1991 to 1994 Mr. Schechter was the Senior Vice President, International Business Group, and from 1987 to 1991, the Senior Vice President of Finance and Operations and Chief Financial Officer, of Lotus Development Corporation, a computer software company. From 1973 to 1987, Mr. Schechter was employed by the public accounting firm of Coopers & Lybrand, where he was a partner and served as Northeast Regional Chairman of the High Technology Group. Mr. Schechter is also a director of MRS Technology, Inc.

DIRECTOR WHOSE TERM CONTINUES UNTIL 1996 (CLASS B DIRECTOR):

  Bayard Henry, 64, has been a Director of the Company since 1976. Mr. Henry is currently a corporate advisor in the offices of Kestrel Venture Management, Boston, Massachusetts. From 1979 through 1985, Mr. Henry was associated with Transatlantic Capital Corporation and Transatlantic Investment Corporation, both venture capital companies, as President and a Director of each. Mr. Henry is also a Director of a number of funds sponsored by the John Hancock Mutual Life Insurance Company, and of The Fiduciary Trust Company, Boston.

DIRECTOR WHOSE TERM CONTINUES UNTIL 1997 (CLASS C DIRECTOR):

  Walter C. Barber, 54, has been a Director of the Company since 1989 and was appointed Chairman of the Board in 1993. Mr. Barber joined the Company in 1989 as President and Chief Executive Officer. Prior to joining the Company, from 1983 to 1989, Mr. Barber was Vice President of Environmental Management and Administration of Chemical Waste Management Inc., a hazardous waste management services company. Previously, Mr. Barber was Director of Research and Technology Development for the Uranium Mill Tailings Project of Jacobs Engineering Group, Inc., an engineering and construction firm. Mr. Barber was also an executive with the U.S. Environmental Protection Agency, holding positions as its Acting Administrator, as Director of the Office of Air Quality Planning and Standards and as Director of the Standards and Regulations Division.

                   THE BOARD OF DIRECTORS AND ITS COMMITTEES

GENERAL

  The Board of Directors of the Company held six meetings during the Fiscal Year ended April 29, 1995. Each of the Directors attended at least 75% of the meetings of the Board of Directors and of each Committee on which he serves. The Board of Directors has two standing committees, the Audit Committee and the Compensation Committee. The Audit Committee, of which Messrs. Bufferd, Henry and Schechter are members, oversees the accounting and tax functions of the Company, including matters relating to the appointment and activities of the Company's auditors. The Audit Committee met three times during the fiscal year ended April 29, 1995. The Compensation Committee, of which Messrs. Bufferd, Henry and Schechter are members, reviews and makes recommendations concerning executive salaries, bonuses and the Company's stock plans. The Compensation Committee met six times during the fiscal year ended April 29, 1995. The Board of Directors does not currently have a standing nominating committee.

COMPENSATION OF DIRECTORS

  The Fiscal Year 1995 compensation for the non-employee Directors was $10,000 without regard to attendance at meetings of the Board of Directors or Committees plus $5,000 to Messrs. Bufferd and Schechter for serving as Chairmen of the Audit and Compensation Committees, respectively. In addition, Directors were reimbursed for out-of-pocket expenses for attending Board and Committee meetings.

  On March 21, 1995, the Board of Directors, subject to stockholder approval, adopted the 1995 Director Stock Option Plan (the "1995 Director Plan"), which replaced the 1988 Non-Employee Director Stock Option Plan. Under the 1995 Director Plan, each non-employee director automatically receives a one-time option to purchase 5,000 shares of the Company's Common Stock. In addition, annually on the third Tuesday of June, each non-employee director receives an option to purchase 2,500 shares of the Company's Common Stock. The exercise price of the options is 100% of the fair market value of the Common Stock on the date options are granted. In the event of a change of control of the Company, all outstanding options automatically become fully exercisable. Options become exercisable in equal annual installments over three years, and they expire seven years from their date of grant. Options granted pursuant to the 1995 Director Plan are not assignable or transferable other than by will or the laws of descent and distribution, and are exercisable during an optionee's lifetime only by him.

  In the event an optionee ceases to be a member of the Board of Directors of the Company for any reason other than death or disability, any then unexercised options granted to such optionee under the 1995 Director Plan will, to the extent not then exercisable, immediately terminate and become void, and any options which are then exercisable but have not been exercised at the time the optionee so ceases to be a member of the Board of Directors may be exercised, to the extent they are then exercisable, by the optionee within a period of thirty days following such time the optionee so ceases to be a member of the Board of Directors, but in no event later than the expiration date of the option.

  In the event an optionee ceases to be a member of the Board of Directors of the Company by reason of his disability or death, any option granted under the 1995 Director Plan to such optionee shall be immediately and automatically accelerated and become fully vested, and any unexercised option may be exercised by the optionee (or by the optionee's personal representative, heir or legatee) until the scheduled expiration date of the option.

  As of April 29, 1995, outstanding options to purchase 5,000 shares of Common Stock at $13.375 per share were held by each of Messrs. Bufferd, Henry and Schechter.

              SHARE OWNERSHIP OF MANAGEMENT AND PRINCIPAL HOLDERS

  The following table sets forth information as of July 10, 1995 concerning the ownership of Common Stock by each current member of the Board of Directors, each nominee for Director at the Annual Meeting, each of the executive officers named in the Summary Compensation Table included in this Proxy Statement, all current Directors and executive officers as a group and each stockholder known by the Company to be the beneficial owner of more than 5% of its outstanding shares of Common Stock. Except as otherwise noted, the persons or entities identified have sole voting and investment power with respect to such shares.

                                                    AMOUNT AND NATURE OF
   NAME AND ADDRESS**                               BENEFICIAL OWNERSHIP PERCENT
   ------------------                               -------------------- -------
   Walter C. Barber...............................         43,409(1)         *
   Bayard Henry...................................        228,000(2)       3.3%
   Allan S. Bufferd...............................          1,972(3)         *
   Robert P. Schechter............................          1,872(4)         *
   Robert E. Sliney, Jr...........................          8,008(5)         *
   Wendell W. Lattz...............................          7,376(6)         *
   Frank J. Gorry.................................          3,916(7)         *
   J. Steven Paquette.............................          3,916(8)         *
   All Current Directors and Executive Officers as
    a group (11 persons)..........................        315,528(9)       4.6%
   The Parnassus Fund
   244 California Street, Ste. 400
   San Francisco, CA 94111........................        435,000(10)      6.3%

--------
  * Represents beneficial ownership of less than 1% of the Company's outstanding shares of Common Stock.
 ** Addresses are given for beneficial owners of more than 5% of the outstanding Common Stock only.
 (1) Includes 21,700 shares subject to options under the Company's 1987 Stock Plan which are exercisable at July 10, 1995, or within 60 days thereafter.
 (2) Does not include shares subject to an option granted under the Company's 1995 Director Stock Option Plan because none were exercisable at July 10, 1995, or within 60 days thereafter.
 (3) Does not include shares subject to an option granted under the Company's 1995 Director Stock Option Plan because none were exercisable at July 10, 1995, or within 60 days thereafter. The Massachusetts Institute of Technology ("M.I.T.") owns 24,582 shares with respect to which Mr. Bufferd has voting and investment power by virtue of his position as Deputy Treasurer and Director of Investments of M.I.T., subject to the policies and procedures of the Investment Committee of M.I.T. Mr. Bufferd disclaims beneficial ownership of such shares.
 (4) Does not include shares subject to an option granted under the Company's 1995 Director Stock Option Plan because none were exercisable at July 10, 1995, or within 60 days thereafter.
 (5) Includes 6,816 shares subject to options granted under the Company's 1987 Stock Plan which are exercisable at July 10, 1995, or within 60 days thereafter.
 (6) Includes 6,600 shares subject to options granted under the Company's 1987 Stock Plan which are exercisable at July 10, 1995, or within 60 days thereafter.
 (7) Includes 3,916 shares subject to options granted under the Company's 1987 Stock Plan which are exercisable at July 10, 1995, or within 60 days thereafter.
 (8) Includes 3,916 shares subject to options granted under the Company's 1987 Stock Plan which are exercisable at July 10, 1995, or within 60 days thereafter.
 (9) Includes an aggregate of 58,411 shares subject to options granted under the Company's 1987 Stock Plan which are exercisable at July 10, 1995, or within 60 days thereafter.

                              EXECUTIVE OFFICERS

  In addition to biographical information about its Directors, the Company wishes to provide stockholders information about all of its executive officers. Executive officers are elected annually and serve until their successors are duly elected or until their earlier resignation or removal.

  Wendell W. Lattz, 43, joined the Company in 1991 as Vice President and Regional General Manager of the Southern Region, and he currently serves as Senior Vice President of Operations. Prior to joining the Company, from 1985 to 1991, Mr. Lattz was General Manager of Chemical Waste Management of Indiana, Inc., a hazardous waste landfill treatment and disposal company.

  Robert E. Sliney, Jr., 45, joined the Company in 1992 as Vice President, Treasurer and Chief Financial Officer. Prior to joining the Company, from 1985 to 1992, he served as Controller and then Vice President and Chief Financial Officer of Signal Technology Corporation, a component manufacturer in defense electronics. From 1975 to 1985, Mr. Sliney was employed by the public accounting firm of Coopers & Lybrand.

  Frank J. Gorry, 44, joined the Company in 1993 as Program Director of the Company's National Industry Division, and he currently serves as General Manager of the Industrial Division. Prior to joining the Company, from 1987 to 1993, Mr. Gorry was Manager, Environmental Services Division, and then Vice President, Remediation and Groundwater Field Services, of International Technology Corporation, an environmental consulting and remediation company. Mr. Gorry was also an engineer and on-site coordinator with the U.S. Environmental Protection Agency.

  J. Steven Paquette, 41, joined the Company in 1993 as Vice President, and President of Groundwater Technology Government Services, Inc., a subsidiary of the Company. Prior to joining the Company, from 1987 to 1990, he served as Vice President--Eastern Operations, and from 1990 to 1992 he served as Senior Vice President and Northeast Division Manager, for CDM Federal Programs Corporation, a wholly- owned subsidiary of Camp Dresser & McKee, Inc., a provider of environmental engineering and consulting services to agencies and departments of the Federal government.

  Guy Sylvester, 38, joined the Company in 1993 as Vice President and General Manager of GTEL Environmental Laboratories, Inc., a subsidiary of the Company. Prior to joining the Company, from 1991 to 1993, Mr. Sylvester served as General Manager for National Environmental Testing, Inc., an analytical laboratory company. From 1988 to 1991, he was employed by Med-Tox Associates, Inc., an environmental laboratory company, where he served as Vice President responsible for the environmental laboratory business in California.

  Glenn V. Batchelder, 34, joined the Company in 1986 as a project engineer and currently serves as Vice President of Sales and Marketing. Mr. Batchelder has served the Company in several capacities, including Manager of the Company's former ORS Environmental Equipment Division from 1992 until its sale in 1994, Vice President of Engineering from 1989 to 1992, and District Manager from 1986 to 1989.

  Catherine L. Farrell, 50, joined the Company in 1992 as Vice President, General Counsel and Secretary. Prior to joining the Company, from 1988 to 1992, Ms. Farrell served as General Counsel to the Massachusetts Water Resources Authority, a state authority providing sewer and water services. From 1984 to 1988, Ms. Farrell served as corporate counsel for the New England Division of Federated Department Stores, Inc., a holding company for several retail clothing chains. Previously, Ms. Farrell served as an attorney with the U.S. Environmental Protection Agency and the Massachusetts Attorney General's office.

                            EXECUTIVE COMPENSATION

  The following table sets forth information concerning compensation for services in all capacities to the Company and its subsidiaries during each of the last three years of those persons who were, at April 29, 1995, the Company's Chief Executive Officer and its other four most highly compensated executive officers (collectively, the "named executive officers"):

SUMMARY COMPENSATION TABLE

                                           ANNUAL COMPENSATION
                           ---------------------------------------------------
                                                       LONG-TERM COMPENSATION
NAME AND                                              ------------------------
PRINCIPAL POSITION                                       AWARDS/SECURITIES         ALL OTHER
IN FISCAL 1995             YEAR SALARY($) BONUS($)(1) UNDERLYING OPTIONS(#)(2) COMPENSATION($)(3)
------------------         ---- --------- ----------- ------------------------ ------------------
Walter C. Barber........
 President, Chief Execu-   1995  260,000    114,400             7,500                 8,178
  tive Officer and         1994  260,000          0            76,300                 5,410
  Chairman of the Board    1993  260,000          0             9,200                44,168(4)


                                         ANNUAL COMPENSATION
                         -----------------------------------------------------
                                                       LONG-TERM COMPENSATION
NAME AND                                              ------------------------
PRINCIPAL POSITION                                       AWARDS/SECURITIES         ALL OTHER
IN FISCAL 1995           YEAR SALARY($)   BONUS($)(1) UNDERLYING OPTIONS(#)(2) COMPENSATION($)(3)
------------------       ---- ---------   ----------- ------------------------ ------------------
Robert E. Sliney, Jr.... 1995  157,418      52,800             12,500                 4,945
 Vice President,         1994  145,080           0             12,767                 3,600
 Treasurer and
 Chief Financial Officer 1993  128,340(5)        0              7,900                   632
Wendell W. Lattz........ 1995  150,000      56,250              7,500                 4,540
 Sr. Vice President of   1994  130,000           0             15,900                 2,011
 Operations              1993  130,000           0              2,600                 1,665
Frank J. Gorry.......... 1995  144,014      54,005              7,500                14,047(6)
 Vice President and      1994  144,014       6,265              6,667                 2,261
 General Manager of      1993   11,078(5)    6,774              2,500                     0
 Industrial Division
J. Steven Paquette...... 1995  139,138      26,250              7,500                15,889(7)
 Vice President and      1994  135,018      15,190              6,667                20,193(7)
 President of
 Groundwater             1993   25,446(5)   15,000              2,500                   331
 Technology Government
 Services, Inc.

--------
(1) The amounts indicated under "Bonus" are based on service during the fiscal years indicated, although paid during the following fiscal year.
(2) Includes options to purchase shares of the Company's Common Stock granted to the named executive officers in the 1994 Fiscal Year in connection with a company-wide option exchange offer. These officers exchanged all of their options granted in prior years in the option exchange offer.
(3) The amounts indicated under "All Other Compensation" for the 1995 Fiscal Year consist of (a) amounts contributed by the Company to match a portion of the employees' contributions under the Company's 401(k) Retirement Savings Plan (Mr. Barber, $3,000; Mr. Sliney, $2,220; Mr. Lattz, $1,875; Mr. Gorry, $2,781; and Mr. Paquette, $2,552) (the Company currently matches each participating employee's contribution to the extent of 100% on the first 1%, and 25% on the next 4%, up to a maximum match on 5% of each employee's cash compensation, but not greater than the maximum allowable under the Internal Revenue Code); (b) the dollar value of premiums paid by the Company during the Fiscal Year with respect to life insurance for the benefit of the named executive officers (Mr. Barber, $1,210; Mr. Sliney, $283; Mr. Lattz, $376; Mr. Gorry, $194; and Mr.
    Paquette, $166); and (c) amounts paid by the Company under the Profit Sharing Plan, which distributes 10% of pre-tax earnings on a semi-annual basis to all employees in proportion to their base compensation.
(4) In Fiscal Year 1993 the Company terminated the Supplemental Executive Retirement Plan ("SERP"), which was financed by life insurance policies on individual participants. Amounts included for Mr. Barber under this column include the premiums for policies covering him under the SERP. After termination of the SERP, the Company offered participants an opportunity to purchase policies covering them for the cash surrender value, and the Company received $94,536 from Mr. Barber for his policies.
(5) The named executive officer was hired during Fiscal Year 1993, and the amounts indicated were earned by the named executive officer from the date he joined the Company. These officers' base salaries were not increased for Fiscal Year 1994.
(6) Includes $8,874 relating to forgiveness of a loan. Upon hiring Mr. Gorry in April 1993, the Company agreed to continue a loan he received from his previous employer for relocation expenses, which was required to be repaid when he left to join the Company.
(7) Includes $11,035 relating to forgiveness of a loan. Upon hiring Mr. Paquette in February 1993, the Company agreed to continue a loan he received from his previous employer for relocation expenses, which was required to be repaid when he left to join the Company.

OPTION GRANTS IN LAST FISCAL YEAR

  The following table provides details regarding the stock options indicated in the Summary Compensation Table as having been granted to the named executive officers in the 1995 Fiscal Year.

                                   INDIVIDUAL GRANTS
                         -------------------------------------
                         NUMBER OF  PERCENT OF TOTAL
                         SECURITIES      OPTIONS
                         UNDERLYING    GRANTED TO     EXERCISE
                          OPTIONS       EMPLOYEES      PRICE   EXPIRATION      GRANT DATE
   NAME                  GRANTED(1) IN FISCAL YEAR(2)  ($/SH)     DATE    PRESENT VALUE ($)(3)
   ----                  ---------- ----------------- -------- ---------- --------------------
Walter C. Barber........    7,500         2.68         $13.25   6/28/01          47,400
Robert E. Sliney, Jr....   12,500         4.47         $13.25   6/28/01          79,000
Wendell W. Lattz........    7,500         2.68         $13.25   6/28/01          47,400
Frank J. Gorry..........    7,500         2.68         $13.25   6/28/01          47,400
J. Steven Paquette......    7,500         2.68         $13.25   6/28/01          47,400

--------
(1) Options to purchase the indicated numbers of shares of the Company's Common Stock. All options granted to the named executive officers were granted at an exercise price equal to the closing market price of the Common Stock on the date of grant and have a term of seven years. Options vest annually in five equal installments commencing one year from the date of grant. Upon any acquisition of more than 50% of the voting power of the Company's Common Stock by any person, entity or group, and the optionee's employment is terminated, all unexercisable options immediately become exercisable. Options are non-transferable other than by will or the laws of descent and distribution.
(2) The Company granted options to purchase 279,578 shares of Common Stock to all employees in the 1995 Fiscal Year.
(3) The estimated values of the option grants were determined using the Black-Scholes option pricing model, based on assumed volatility of 37%, risk-free rate of return of 7.25%, dividend yield of 0%, a seven year option expiration and a 10% discount for non-transferability. The Company's use of this model in accordance with the executive compensation disclosure rules adopted by the SEC does not constitute an endorsement of this model nor an acknowledgment that such model can accurately determine the value of options. No assurance can be given that the actual value, if any, realized by an executive officer upon the exercise of these options will approximate the estimated values established by this Black-Scholes model.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

  The following table sets forth information regarding options exercised by the named executive officers during the 1995 Fiscal Year, as well as the number of shares covered by all exercisable and non-exercisable stock options held by these individuals at year-end.

                                                        NUMBER OF SECURITIES
                                                       UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED
                                                       OPTIONS AT FISCAL YEAR-    IN-THE-MONEY OPTIONS
                                                                 END            AT FISCAL YEAR-END($)(1)
                                                      ------------------------- -------------------------
                         SHARES ACQUIRED    VALUE
   NAME                  ON EXERCISE (#) REALIZED ($) EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
   ----                  --------------- ------------ ----------- ------------- ----------- -------------
Walter C. Barber........         0             0        18,700       65,100       12,900       38,700
Robert E. Sliney, Jr....         0             0         2,816       22,451          987        2,963
Wendell W. Lattz........         0             0         3,600       19,800        1,575        4,725
Frank J. Gorry..........         0             0         1,416       12,751          312          938
J. Steven Paquette......         0             0         1,416       12,751          312          938

--------
(1) The value of unexercised in-the-money options at year-end assumes a fair market value for the Company's Common Stock of $13.00, the average of the high and low prices of the Company's Common Stock on April 28, 1995 (the last business day prior to end of the 1995 Fiscal Year).

                      BOARD COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

  The executive compensation program is administered by the Compensation Committee of the Board of Directors (the "Committee"), which is currently composed of the three independent, non-employee directors listed below this report with the responsibility for all compensation matters for the Company's senior management. The Committee alone sets the compensation for Walter C. Barber (the "CEO") and sets the compensation of the other executive officers with recommendation from the CEO. All decisions by the Committee are submitted to the full Board of Directors for final approval.

  The Securities and Exchange Commission requires disclosure of companies' policies for executive compensation to enable stockholders to better understand the reasons for the compensation of the CEO and the other four most highly compensated executive officers. The disclosure required for these named executive officers includes compensation tables and a report explaining the rationale and considerations that form the bases of the Committee's executive compensation decisions affecting those individuals. Set forth below is the Committee's report addressing these matters.

COMPENSATION PHILOSOPHY AND PRINCIPLES

  Under the direction of the Committee, the Company has maintained the philosophy that compensation of all employees should be closely linked to performance. Consequently, increases of employees' cash compensation in the form of salary and bonus historically have been greater in more profitable years and less in less profitable years. In addition, to provide incentive for the Company's long-term success, certain employees receive options at fair market value that vest over a period of years, and all employees participate in the Company's Profit Sharing Plan and have an opportunity to participate in the Company's Amended and Restated 1986 Employee Stock Purchase Plan, which provides a discount on purchases of the Company's Common Stock through payroll deductions. The Committee believes that executive officers, who are ultimately responsible for the successful financial performance of the Company, should be compensated under these same principles.

  The Company's mission is to be the world leader in on-site remediation by being dedicated to total customer satisfaction, creating opportunities for employees' development and success, encouraging innovation and continuous improvement of technology and aggressively pursuing profitable growth. To achieve this mission, the Committee believes the executive compensation program must create financial opportunities for senior managers. The guiding principles of the Committee are to:

  . Create a compensation program that supports the Company's strategic goals in its industry and thus enhances stockholder value;

  . Provide a competitive compensation program to attract and retain qualified senior managers necessary for long-term success;

  . Establish a direct and substantial relationship between cash compensation and performance to motivate senior managers for short-term results;

  . Align the interests of senior managers with the long-term interests of stockholders through award opportunities to acquire the Company's stock; and

  . Reevaluate compensation decisions annually to ensure alignment of compensation practices with the Company's goals.

COMPENSATION POLICIES AND PRACTICES TOWARD EXECUTIVE OFFICERS

  The Committee attempted to design compensation policies and components of the Company's executive compensation program for Fiscal Year 1995 consistent with the philosophy and principles described above. To balance short- and long-term financial goals of the Company, the program currently is comprised of cash compensation in the form of base salary, profit sharing and bonus, options as long-term incentives and benefits typically offered executives in corporations of similar size and in similar businesses as the Company.

 Cash Compensation

  The Committee believes that compensation of the Company's executive officers, including the named executive officers, should be substantially linked to operating performance. Base salaries are designed to be competitive within the industry and reflect individual performance. For Fiscal Year 1995, total cash compensation, however, was significantly affected by bonuses for the achievement of business unit and Company-wide financial performance goals established by the Committee in June 1994. The payment of bonuses to the CEO; Robert E. Sliney, Jr., the Chief Financial Officer; Glenn V. Batchelder, Vice President of Sales and Marketing; and Catherine L. Farrell, Vice President and General Counsel of the Company was entirely based on the degree of achievement of a target earnings per share ("EPS") goal. Payment of bonuses to the other executive officers, who are general managers of the Company's business units, was based in part on EPS and in part on operating profit of the individual manager's business unit. In the event the minimum target EPS and operating profit were not reached, bonuses would not have been paid. The Bonus Performance Plan is intended to provide opportunity for cash compensation competitive with median levels of the Company's competitors included in the peer group index set forth in the Performance Graph contained elsewhere in this proxy statement, as well as other companies of similar size included in independent survey data.

  At its June 1994 meeting the Committee, on the CEO's recommendation, approved base salary increases for several of the executive officers in recognition of their contributions to the Company and the salary freeze in effect for the prior two years. To provide cash incentives to all employees, including the CEO and the other executive officers, in Fiscal Year 1995 the Company adopted a profit sharing plan. This plan distributes 10% of pre-tax earnings on a semi-annual basis to employees in proportion to their base compensation.

 Long-Term Incentive Program

  Under the 1987 Stock Plan, the Committee established an incentive program to reward executive officers and others in the Company for delivering long-term value to the Company's stockholders. Currently, stock option grants provide executive officers and other senior managers rights to purchase shares of the Company's Common Stock at the fair market value (the closing price of the Common Stock) on the date of grant, which vest over a period of time. Since June 1990 the Committee has typically granted options upon hire of the executive officer and at its June meeting each year for all senior managers.

  For Fiscal Year 1995, the Committee decided to grant most executive officers options to purchase 7,500 shares of the Company's Common Stock. Mr. Sliney was granted an option to purchase 12,500 shares of the Company's Common Stock based on the CEO's recommendation and the Committee's subjective assessment of Mr. Sliney's individual performance and leadership during Fiscal Year 1995.

 Tax Deductibility Limit

  The Omnibus Budget Reconciliation Act of 1993 added a new Section 162(m) to the Internal Revenue Code of 1986 (the "Code"). Section 162(m) generally provides that certain compensation in excess of $1 million per year paid to a company's chief executive officer and any of its four other highest paid executive officers is no longer deductible by a company beginning in the 1995 tax year unless the compensation qualifies for an exception. This deduction limit generally applies only to compensation that could otherwise be deducted by a company in a taxable year. The Committee has reviewed the Company's executive compensation plans and believes that the impact of Section 162(m) upon the Company will not be significant for the next several years because no executive officer the Company is likely to be paid compensation exceeding $1 million. The Committee will consider the effect of Section 162(m) in authorizing or recommending future executive compensation arrangements.

CHIEF EXECUTIVE OFFICER'S COMPENSATION

  For the 1995 Fiscal Year, Mr. Barber's planned cash compensation mix was set in June 1994 at approximately 70% base salary and 30% bonus. The Committee set the CEO's base salary of $260,000 and targeted bonus as a percentage of planned total cash compensation at the same level and percentage as that of the prior year after giving consideration to competitive data and the Company's performance. A bonus of

$114,400 was paid to Mr. Barber for the 1995 Fiscal Year because the Company achieved 104% of the target EPS established by the Committee. In June 1994, Mr. Barber was granted an option to purchase 7,500 shares of the Company's Common Stock at an exercise price of $13.25 per share (the market value on date of grant) under the Company's option program.

Robert P. Schechter, Chairman
Bayard Henry
Allan S. Bufferd

                               PERFORMANCE GRAPH

  The following graph compares the Company's cumulative total stockholder return (assuming an investment of $100 on April 30, 1990) on its Common Stock during the five year period presented with the cumulative return of the Nasdaq Stock Market--U.S. Index and a new and former index of peer companies selected by the Company consisting of companies engaged in the environmental services industry.(1) The stock price performance on the graph below is not necessarily indicative of future price performance.


                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
     AMONG GROUNDWATER TECHNOLOGY INC., THE NASDAQ STOCK MARKET-US INDEX,
                 THE FORMER PEER GROUP AND THE NEW PEER GROUP

                        PERFORMANCE GRAPH APPEARS HERE

Measurement Period        GROUNDWATER   FORMER PEER     NEW PEER   NASDAQ STOCK
(Fiscal Year Covered)     TECHNOLOGY       GROUP          GROUP      MARKET-US
-------------------       -----------   -----------     --------   ------------
Measurement Pt-  4/90        $100          $100           $100         $100
FYE   4/91                   $ 99          $123           $121         $119
FYE   4/92                   $100          $ 93           $ 91         $144
FYE   4/93                   $ 73          $ 70           $ 70         $166
FYE   4/94                   $ 66          $ 72           $ 73         $184
FYE   4/95                   $ 59          $ 56           $ 56         $214

--------
(1) In addition to the Company, the new and former peer groups include: Smith Environmental Services Corp. (formerly Canonie Environmental Services Corp., which acquired Reidel Environmental Technologies, Inc., a former peer company, in November 1994), Dames & Moore Inc., EMCON, Handex Environmental Recovery, Inc., Harding Associates, Inc., International Technology Corporation, OHM Corporation, TRC Companies, Inc., and Roy F. Weston, Inc. The new peer group also includes Earth Tech, a company that diversified through acquisitions in 1994 from primarily a government contractor to a provider of services to the private sector, as well; and accordingly, the Company believes this Company should be included in its peer group. Geraghty & Miller, Inc., which was included in the Company's former peer groups was eliminated from this graph due to the purchase of Geraghty & Miller by Heidemij N.V. in January 1994. Information concerning the peer groups and the Nasdaq Stock Market-U.S. was supplied to the Company by Research Data Group of San Francisco, CA.

  The Board Compensation Committee Report on Executive Compensation and the Performance Graph above shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                         COMPLIANCE WITH SECTION 16(A)
                              OF THE EXCHANGE ACT

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers to file with the Securities and Exchange Commission reports of ownership and changes in ownership of the Company's Common Stock. Copies of those reports must also be furnished to the Company. The Company is required to identify any of those persons who do not file those reports on a timely basis. Based solely on a review of the copies of reports furnished to the Company and written representations that no other reports were required, the Company believes that during the 1995 Fiscal Year all filing requirements applicable to directors and executive officers have been complied with.

                  PROPOSAL TO AMEND THE AMENDED AND RESTATED
                       1986 EMPLOYEE STOCK PURCHASE PLAN

  At a meeting held on June 27, 1995, the Board of Directors voted unanimously to recommend to the stockholders that the Amended and Restated 1986 Employee Stock Purchase Plan, as amended (the "1986 Plan") be amended to increase the number of shares of Common Stock issuable pursuant to the 1986 Plan to 600,000 shares and to remove a limitation of 300 shares that can be purchased by employees in a plan period. The 1986 Plan presently authorizes the issuance of 312,500 shares of Common Stock, of which 31,981 shares remain available for issuance thereunder.

DESCRIPTION OF THE 1986 PLAN

  The Company adopted the 1986 Plan to provide incentives to, and to encourage stock ownership by, all eligible employees of the Company. The 1986 Plan is administered by the Committee, and the interpretation and construction by the Committee of any provisions of the 1986 Plan or of any option granted under it is binding. Management of the Company believes that this increase and the removal of the restriction are important to permit the Board of Directors to continue to provide incentives to present and future employees. The complete text of the Plan is attached as Exhibit A.

  ELIGIBLE EMPLOYEES. Substantially all employees of the Company who have completed six months of employment with the Company and whose customary employment is more than 20 hours per week and more than five months per calendar year are eligible to participate in the 1986 Plan. Employees who own five percent or more of the stock of the Company and directors who are not employees of the Company may not participate in the 1986 Plan. As of July 10, 1995, approximately 1,450 employees were eligible to participate in the 1986 Plan.

  SHARES TO BE ISSUED; ENROLLMENT IN THE PLAN. The 1986 Plan, as proposed to be amended, authorizes the issuance of 600,000 shares of Common Stock (subject to adjustment of capital changes) pursuant to the exercise of nontransferable options granted to participating employees. On December 1 and June 1 of each year, the first day of a designated six month payroll deduction period (the "Payment Period"), the Company grants to each eligible employee who has elected in writing to participate in the 1986 Plan an option to purchase shares of Common Stock of the Company as follows: The employee may authorize an amount (not less than 2% or more than 10% of his regular pay) to be deducted by the Company from his pay during the Payment Period. On the last day of the Payment Period the employee is deemed to have exercised his option, at the option price, to the extent of his accumulated payroll deductions. Pursuant to the Code, no participant may purchase more than $25,000 of Common Stock in any calendar year. Under the terms of the 1986 Plan, the option price is an amount equal to 85% of the fair market value of the Common stock on either the first day or last day of the Payment

Period, whichever is lower. As of July 10, 1995, the closing bid for the Company's Common Stock on the Nasdaq National Market System was $13.00.

  PARTICIPATION IN THE PLAN. If an employee is not a participant on the last day of the Payment Period, he is not entitled to exercise his option, and the amount of his accumulated payroll deductions is refunded to him. An employee's rights under the 1986 Plan terminate upon his voluntary withdrawal from the 1986 Plan at any time, or when he ceases employment because of retirement, resignation, lay-off, discharge, death, change of status or any other reason, except that if an employee is on a level of absence from work during the last three months of any Payment Period, he is nevertheless deemed to be a participant in the 1986 Plan on the last day of the Payment Period.

  CHANGES IN CORPORATE STRUCTURE; AMENDMENT. Option holders are protected against dilution in the event of merger, consolidation, reorganization, split-up, liquidation, combination, recapitalization, stock dividend or similar transactions. The Committee or the Board of Directors may from time to time adopt amendments to the 1986 Plan, provided that, without the prior approval of the stockholders, no amendment may increase the number of shares that may be issued under the 1986 Plan or expand the class of employees eligible to receive options under the 1986 Plan. The Board of Directors may terminate the 1986 Plan at any time, but such action cannot affect options previously granted. The 1986 Plan will terminate in any case when all or substantially all of the unissued shares of Common Stock reserved for the purposes of the 1986 Plan have been purchased, unless the Board of Directors has previously authorized additional shares of stock for issuance under the 1986 Plan subject only to stockholder approval.

FEDERAL INCOME TAX CONSEQUENCES

  An option granted under the 1986 Plan is intended to qualify as an option granted under an employee stock purchase plan as defined in Section 423 of the Code, and is taxed in accordance with Sections 421 and 423 of the Code and the regulations issued thereunder.

  The following general rules are applicable to participating employees for Federal income tax purposes under existing law:

    1. The employee will not realize any income on the grant of the option pursuant to the 1986 Plan or at the time of the exercise of the option.

    2. If the employee disposes of the shares purchased pursuant to the option two years or more after the first day of the Payment Period in which the option was granted, the employee will at such time recognize as ordinary compensation income an amount equal to the lesser of: (a) the excess of the fair market value of the shares at the time of such disposition over the amount paid for the shares, or (b) 15% of the fair market value of the shares as of the first day of the Payment Period in which the option was granted.

  In addition, the employee will recognize a long-term capital gain or loss in an amount equal to the difference between the amount realized upon the disposition of the shares and his basis in the shares (that is, his purchase price plus the amount, if any, taxed to him as compensation income).

    3. If the employee disposes of the shares purchased pursuant to the option within two years after the first day of the Payment Period in which the option was granted, the employee will at that time recognize ordinary compensation income in an amount equal to the difference between the fair market value of the shares on the last day of such Payment Period and his purchase price for the shares. In addition, the employee will recognize a capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and his basis in the shares (that is, his purchase price plus the amount taxed to him as compensation income). If the shares have been held for more than one year, such gain or loss will be a long-term capital gain or loss.

    4. If the two-year holding period is satisfied, the Company will not receive any deduction for Federal income tax purposes with respect to the option or shares issued pursuant thereto. If the two-year holding period is not satisfied, the Company will be entitled to a deduction in an amount equal to the amount which is recognized as compensation income to the employee.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENTS TO THE 1986 PLAN.

                            PROPOSAL TO APPROVE THE
                        1995 DIRECTOR STOCK OPTION PLAN

  On March 21, 1995, the Board of Directors adopted the 1995 Director Stock Option Plan (the "1995 Director Plan"), subject to stockholder approval, to replace the 1988 Non-Employee Director Stock Option Plan (the "1988 Director Plan"). Options outstanding under the 1988 Director Plan have an exercise price of $22.25 and expire in September 1995. No further options may be granted to the present directors under that plan. A total of 100,000 shares of Common Stock may be granted under the 1995 Director Plan. The complete text of the 1995 Director Plan is attached hereto as Exhibit B.

  PURPOSE. The purpose of the 1995 Director Plan is to promote the interests of the Company by facilitating its ability to obtain and retain the services of qualified persons who are not employees of the Company to serve as members of the Board of Directors and to demonstrate the Company's appreciation for their service upon the Board of Directors.

  ADMINISTRATION. The 1995 Director Plan is administered by the Board of Directors. The Board of Directors, subject to the provisions of the 1995 Director Plan, has the power to construe the 1995 Director Plan, to determine all questions thereunder and to adopt and amend such rules and regulations for the administration of the 1995 Director Plan as it may deem desirable.

  SHARES SUBJECT TO THE PLAN. The 1995 Director Plan authorizes the grant of options for up to 100,000 shares of Common Stock. As of July 10, 1995, 77,500 shares remained available for further grants of options under the 1995 Director Plan. Outstanding options under the 1995 Director Plan are subject to adjustment as described below under "Changes in Stock; Recapitalization and Reorganization". If any options granted under the 1995 Director Plan are surrendered before exercise or lapse without exercise, in whole or in part, the shares reserved therefor revert to the option pool and continue to be available for grant under the 1995 Director Plan.

  ELIGIBILITY; AUTOMATIC GRANT OF OPTIONS UNDER THE 1995 DIRECTOR
PLAN. Options are granted pursuant to the 1995 Director Plan only to non-employee members of the Board of Directors of the Company. Options are granted automatically under the 1995 Director Plan initially for 5,000 shares and annually on the third Tuesday in June for 2,500 shares. On March 21, 1995 (the "Board Approval Date"), each Director eligible under the 1995 Director Plan was automatically granted an option to purchase 5,000 shares of Common Stock; and on June 20, 1995, each Director eligible under the 1995 Director Plan was automatically granted an option to purchase 2,500 shares of Common Stock. As of July 10, 1995, there were three eligible participants in the 1995 Director Plan.

  Under the 1995 Director Plan, each member of the Board of Directors who after the Board Approval Date continues to serve as a Director of the Company but who ceases to be an employee of the Company will be automatically granted, on the date such person ceases to be an employee of the Company, an option to purchase 5,000 shares of Common Stock. Each person who is neither an employee nor an officer of the Company who is first elected to the Board of Directors after the Board Approval Date will be automatically granted, on the date of such election, an option to purchase 5,000 shares of Common Stock.

  OPTION PRICE. The exercise price per share of options granted under the 1995 Director Plan is 100% of the fair market value of the Common Stock on the date the option is granted. As of July 10, 1995, the closing bid for the Company's Common Stock on the Nasdaq National Market System was $13.00.

  OPTION DURATION. The 1995 Director Plan requires that options granted thereunder will expire seven years from the date of option grant.

  VESTING UNDER THE 1995 DIRECTOR PLAN. Options granted under the 1995 Director Plan first become exercisable with respect to one-third of the shares one year after the date of the grant of such option. Thereafter, an additional one-third of the shares covered by the option will become exercisable on each anniversary of the option grant until all shares covered by the option are exercisable.

  In addition to the foregoing, an optionee may exercise an option for 100% of the shares that were not otherwise exercisable immediately prior to the consummation of the sale of all or substantially all of the Company's assets or a merger of the Company in which a majority in interest of the Company's securities shall have been transferred to, or issued to, the other party thereto or the stockholders of such other party.

  EFFECT OF TERMINATION AS A DIRECTOR OR OF DEATH OR DISABILITY. In the event an optionee ceases to be a member of the Board of Directors of the Company for any reason other than death or disability, any then unexercised options granted to such optionee under the 1995 Director Plan will, to the extent not then exercisable, immediately terminate and become void, and any options which are then exercisable but have not been exercised at the time the optionee so ceases to be a member of the Board of Directors may be exercised, to the extent they are then exercisable, by the optionee within a period of thirty days following such time the optionee so ceases to be a member of the Board of Directors, but in no event later than the expiration date of the option.

  In the event an optionee ceases to be a member of the Board of Directors of the Company by reason of his disability or death, any option granted under the 1995 Director Plan to such optionee shall be immediately and automatically accelerated and become fully vested and any unexercised option shall be exercised by the optionee (or by the optionee's personal representative, heir or legatee) during the period ending on the scheduled expiration date of the option.

  EXERCISE OF OPTIONS AND PAYMENT FOR STOCK. Exercise of an option under the 1995 Director Plan is effected by a written notice to exercise, delivered to the Company together with payment for the shares in full, which payment may be made in part or in full by tendering shares of Common Stock of the Company valued at fair market value.

  Notwithstanding any other provisions of the 1995 Director Plan, the Company has no obligation to deliver any certificate or certificates upon exercise of an option under the 1995 Director Plan until one of the following conditions is satisfied: (i) the shares with respect to which the option has been exercised are at the time of issue of such shares effectively registered under applicable Federal and state securities acts as are now in force or hereafter amended; or (ii) counsel for the Company shall have given an opinion that such shares are exempt from registration under the Federal and state securities acts as now in force or hereafter amended; and until the Company has complied with all applicable laws and regulations including, without limitation, all regulations required by any stock exchange upon which the Company's outstanding Common Stock is then listed. Under the 1995 Director Plan, the Company will use its best efforts to bring about compliance with the above conditions within a reasonable time, except that the Company is under no obligation to cause a registration statement or post-effective amendment to any registration statement to be prepared at its expense solely for the purpose of covering the issue of shares in respect of which any option is exercised.

  NON-ASSIGNABILITY OF OPTIONS. Any option granted pursuant to the 1995 Director Plan will not be assignable or transferable other than by will or the laws of descent and distribution and shall be exercisable during the optionee's lifetime only by him.

  CHANGES IN STOCK; RECAPITALIZATION AND REORGANIZATION. In the event that the outstanding shares of the Common Stock of the Company are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another company by reason of any reorganization, merger, consolidation, recapitalization, reclassification, or in the event of a stock split, combination of shares or dividends payable in capital stock, automatic adjustment shall be made in the number and kind of shares as to which outstanding options or portions thereof then unexercised shall be exercisable and in the available shares set forth in the 1995 Director Plan, to the end that the proportionate interest of the option holder will be maintained as before the occurrence of such event. Such adjustment in outstanding options will be made without change in the total price applicable to the unexercised portion of such options and with a corresponding adjustment in the option price per share.

  If an option under the 1995 Director Plan is assumed, or a new option substituted therefor, as a result of sale of the Company, whether by a merger, consolidation or sale of property or stock, then membership on the

Board of Directors of such assuming or substituting company or by a parent company or a subsidiary therefor will be considered for purposes of an option to be membership on the Board of Directors of the Company.

  TERMINATION AND AMENDMENT OF THE 1995 DIRECTOR PLAN. The 1995 Director Plan automatically terminates when all options granted thereunder have terminated. The Board of Directors may at any time terminate the 1995 Director Plan or make such modification or amendment thereof as it may deem advisable, provided, however, that the Board of Directors may not, without approval by the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at a meeting (a) increase the maximum number of shares for which options may be granted under the 1995 Director Plan or the number of shares for which an option may be granted to any participating Director thereunder except as previously described under "Changes in Stock; Recapitalization and Reorganization"; (b) materially modify the eligibility requirements under the 1995 Director Plan;
(c) materially increase benefits accruing to option holders under the 1995 Director Plan; or (d) amend the 1995 Director Plan in any manner which would cause Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") to become inapplicable. Termination or any modification or amendment of the 1995 Director Plan shall not, without consent of a participant, affect his rights under an option previously granted to him.

  FEDERAL INCOME TAX CONSEQUENCES. An option granted under the 1995 Director Plan is taxed for Federal income tax purposes in accordance with Section 83 of the Code and regulations issued thereunder. For such purposes, the following general rules are applicable under existing law to Directors who receive and exercise options pursuant to the 1995 Director Plan and to the Company, based upon the assumption that the options do not have a readily ascertainable value at the date of the grant:

    1. The Director does not recognize any income upon the grant of an option, and the Company is not allowed a business expense deduction by reason of such grant.

    2. If, upon exercise of the option, the Director timely files an election pursuant to Section 83(b) of the Code) as described in paragraph 7 below), the Director will recognize ordinary compensation income at the time of exercise of the option in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price.

    3. If the Director does not file a timely election pursuant to Section 83(b) of the Code upon exercise of the option, he will be treated for tax purposes as if he had exercised the option on the day on which Common Stock received by exercise of the option becomes free of certain Federal securities laws restrictions. The tax consequences to the Director of the exercise of an option absent a Section 83(b) election are discussed more fully in paragraph 7, below.

    4. When the Director sells the shares acquired by exercise of the option, he will recognize a capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and his basis in the shares (i.e. the exercise price plus the amount taxed to the Director as compensation income as a result of his exercise of the option). If the Director holds the shares for longer than the statutory holding period (currently one year), this gain or loss will be a long-term capital gain or loss. As discussed more fully in paragraph 7 below, a Director's holding period is tolled (ordinarily for six months) if the Director does not file a Section 83(b) election at the time of exercise.

    5. In general, the Company will be entitled to a tax deduction in the year in which compensation income is recognized by the Director in the amount of such compensation income.

    6. A Director is able to exercise an option by delivering shares of Common Stock ("old stock") to the Company in exchange for the stock received by exercise of the option ("option stock"). In general, if the Director exchanges old stock for option stock instead of, or in addition to, paying part of all of the exercise price in cash, no gain or loss will be recognized with respect to the exchange of the old stock. However, if the fair market value of the option stock received exceeds the fair market value of the old stock (at the time of exercise) delivered to acquire the option stock, the transaction will be separated into two parts for tax purposes. In the first part, the number of shares of old stock delivered will be deemed exchanged tax-free, for a like number of shares of option stock received, and the basis of the shares received will be the same as the basis of the shares of old stock delivered. In the second part of the transaction, the balance of the shares of option stock received will be treated as ordinary compensation income, and the fair market value of these shares constitutes both the taxable amount and the basis for the shares.

    7. The Common Stock is registered under Section 12(g) of the Exchange Act. Accordingly, Directors are subject to the provisions of Section 16 of the Exchange Act and the rules promulgated thereunder. Section 16(b) of the Exchange Act generally seeks to discourage speculative trading by insiders by imposing on them liability to pay to the Company any profit realized through any purchase and sale, or sale and purchase, of the Company's equity securities within a six-month period.

    Common Stock that is subject to restrictions on transfer and also to a substantial risk of forfeiture (as defined in Regulations under Section 83 of the Code), referred to herein as "Restricted Stock", is subject to special tax rules. Directors who exercise options pursuant to the 1995 Director Plan will receive stock treated as Restricted Stock for this purpose because of the securities law rules applicable to the Directors (as described above). Because Common Stock acquired by a Director upon exercise of an option is Restricted Stock, the Director's recognition of ordinary income will be deferred from the actual exercise date to the date on which the Common Stock becomes free of the Section 16(b) restrictions (ordinarily six months after the actual exercise date). Accordingly, the amount of ordinary income recognized by a Director as a result of his exercise of an option will be determined with regard to the fair market value of the Common Stock on the later date (which may be higher or lower than its fair market value on the actual exercise date). In addition, if a Director transfers Restricted Stock to the Company to exercise an option, the restrictions on that Restricted Stock may be deemed to have lapsed on the date of transfer, and the Director may recognize income at that time.

    Under Section 83(b) of the Code, an election is available to a Director to include in gross income, in the taxable year that Restricted Stock is first transferred to the Director, the amount of any excess of the fair market value of the Restricted Stock on the date of exercise (ad determined under Section 83) over the amount, if any, paid for such stock. By filing the Section 83(b) election with the Internal Revenue Service within 30 days after exercising an option, a Director may voluntarily elect to have the
  Section 16(b) restrictions disregarded for Federal income tax purposes, and no further tax liability will arise at the time the restrictions on the Restricted Stock lapse. If such an election is filed, the Federal income tax consequences of exercising an option granted under the 1995 Director Plan and disposing of the stock will be the same for such Director as it would be for optionees under other non-qualified stock option plans generally. However, if shares of Restricted Stock for which a Section 83(b) election is in effect are forfeited while such shares are both nontransferable and subject to substantial risk or forfeiture, the loss realized by the director on the forfeiture, for tax purposes, is limited to the amount paid for such shares (not including any compensation income recognized by the Director at the time of transfer) less any amount realized by the Director on such forfeiture.

    Normally an optionee's holding period for purposes of determining the applicability of the long-term capital gain or loss provisions of the Code begins on the date on which the option is exercise. If a Director timely files the Section 83(b) election described above, his holding period will begin on the date of exercise. However, if a Director exercises an option and does not timely file the Section 83(b) election, the Director will be treated for Federal income tax purposes as if he had exercised the option on the day on which the Common Stock becomes free of the Section 16(b) restriction (ordinarily six months after the actual exercise date), and his holding period for purposes of determining whether any gain or loss upon disposition of the Common Stock will be treated as a long-term gain or loss will not begin until that later date.

    8. The Tax Reform Act of 1986 eliminated the deduction previously allowable to individuals for 60% of long-term capital gains, effective for gains recognized in 1987 and later years. As a result, long-term gains generally are now subject to Federal income tax at the same rates as ordinary income.

    9. The 1995 Director Plan is not an employee benefit plan which is subject to the provisions of the Employee Retirement Income Security Act of 1974, and the provisions of Section 401(a) of the Code are not applicable to the 1988 Director Plan.

  STOCKHOLDER APPROVAL. Approval of the 1995 Director Plan requires the affirmative vote at the Meeting. If such approval is not obtained, all options granted under the 1995 Director Plan and the 1995 Director Plan itself will be null and void. Upon approval of the 1995 Director Plan, the 1988 Director Plan will be terminated without further action of the Board of Directors.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE 1995 DIRECTOR PLAN.

                     RATIFICATION OF SELECTION OF AUDITORS

  The Board of Directors has selected the firm of Coopers & Lybrand LLP for appointment by the stockholders as independent public accountants for the purpose of auditing and reporting upon the financial statements of the Company for its Fiscal Year ending April 27, 1996. The firm of Coopers & Lybrand LLP was engaged on July 26, 1995. At no time preceding the engagement of Coopers & Lybrand were there any material disagreements between the Company and its former auditing firm, Ernst & Young LLP, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures. The reports of Ernst & Young on the combined financial statements for the year ended April 29, 1995 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

  The selection of Coopers & Lybrand to serve as independent public accountants was based upon a recommendation by the Audit Committee after request by management for competitive bids by three independent auditing firms, including Ernst & Young, and was approved by the full Board. Representatives of Coopers & Lybrand are expected to be present at the Annual Meeting to make such statements and answer such questions as are appropriate.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THIS SELECTION.

                             STOCKHOLDER PROPOSALS

  Proposals of stockholders intended for inclusion in the proxy statement to be mailed to all stockholders entitled to vote at the next annual meeting of the Company must be received at the Company's principal executive offices not later than April 12, 1996. In order to curtail controversy as to the date on which a proposal was received by the Company, it is suggested that proponents submit their proposals by Certified Mail-Return Receipt Requested.

  On September 28, 1994, the Board of Directors amended the Company's By-laws to require the stockholders to give advance notice and furnish certain information to the Company in order to bring a matter of business before an annual meeting or to nominate a person for election as a director at an annual meeting or special meeting at which directors are to be elected. For purposes of the Annual Meeting, such notice must be received on or before, August 25, 1995 by Catherine L. Farrell, Secretary, at the Company's executive offices.

                           EXPENSES AND SOLICITATION

  The cost of solicitation of proxies will be borne by the Company, and in addition to soliciting stockholders by mail through its regular employees, the Company may request banks and brokers to solicit their customers who have stock of the Company registered in the name of the nominee and, if so, will reimburse such banks and brokers for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Company may also be made of some stockholders in person or by mail, telephone or telecopy, following the original solicitation.

                                                                           EX A

                         GROUNDWATER TECHNOLOGY, INC.

            AMENDED AND RESTATED 1986 EMPLOYEE STOCK PURCHASE PLAN

ARTICLE 1--PURPOSE.

  This Employee Stock Purchase Plan (the "Plan") is intended as an incentive to, and to encourage stock ownership by, all eligible employees of Groundwater Technology, Inc., a Delaware corporation (the "Company") and its participating subsidiaries (as defined in Article 17) so that they may share in the growth of the Company by acquiring or increasing their proprietary interest in the Company. The Plan is designed to encourage eligible employees to remain in the employ of the Company. It is intended that options issued pursuant to this Plan shall constitute options issued pursuant to an "employee stock purchase plan" within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended (the "Code").

ARTICLE 2--ADMINISTRATION OF THE PLAN.

  The Plan may be administered by a committee appointed by the Board of Directors of the Company (the "Committee"). The Committee shall consist of not less than two members of the Company's Board of Directors. The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors. The Committee may select one of its members as Chairman, and shall hold meetings at such times and places as it may determine. Acts by a majority of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

  The interpretation and construction by the Committee of any provisions of the Plan or of any option granted under it shall be final, unless otherwise determined by the Board of Directors. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best, provided that any such rules and regulations shall be applied on a uniform basis to all employees under the Plan. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

  In the event the Board of Directors fails to appoint or refrains from appointing a Committee, the Board of Directors shall have all power and authority to administer the Plan. In such event, the word "Committee" wherever used herein shall be deemed to mean the Board of Directors.

ARTICLE 3--ELIGIBLE EMPLOYEES.

  All employees of the Company or any of its participating subsidiaries who have completed six months of employment with the Company or any of its subsidiaries shall be eligible to receive options under this Plan to purchase the Company's Common Stock, and all eligible employees shall have the same rights and privileges hereunder. Persons who have been so employed for six months or more on the first day of any Payment Period (as defined in Article
5) shall receive their options as of such day. Persons who attain the status of employment for six months or more after the date on which the initial options are granted under this Plan shall be granted options on the next date on which options are granted to all eligible employees. Directors who are not employees of the Company shall not be eligible to receive options under this Plan.

  In no event may an employee be granted an option if such employee, immediately after the option is granted, owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of its parent corporation or subsidiary corporations, as the terms "parent corporation" and "subsidiary corporation" are defined in
Section 424(e) and (f) of the Code. For purposes of determining stock ownership under this paragraph, the rules of Section 424(d) of the Code shall apply, and stock which the employee may purchase under outstanding options shall be treated as stock owned by the employee.

  For purposes of this Article 3, the term "employee" shall not include an employee whose customary employment is twenty (20) hours or less per week or whose customary employment is for not more than five (5) months in any calendar year.

ARTICLE 4--STOCK SUBJECT TO THE PLAN.

  The stock subject to the options under the Plan shall be shares of the Company's authorized but unissued Common Stock, $.01 par value per share, or shares of such Common Stock reacquired by the Company, including shares purchased in the open market. The aggregate number of shares which may be issued pursuant to the Plan is 312,500 subject to adjustment as provided in
Article 12. In the event any option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject thereto shall again be available under the Plan.

ARTICLE 5--PAYMENT PERIODS AND STOCK OPTIONS.

  The six-month periods, December 1 to May 31 and June 1 to November 30, are Payment Periods during which payroll deductions will be accumulated under the Plan. Each Payment Period includes only regular pay days falling within it.

  Twice each year, on the first business day of each Payment Period, the Company will grant to each eligible employee who is then a participant in the Plan an option to purchase on the last day of such Payment Period, at the Option Price hereinafter provided for, a maximum of 300 shares, on condition that such employee remains eligible to participate in the Plan throughout such Payment Period. The participant shall be entitled to exercise such option so granted only to the extent of the participant's accumulated payroll deductions on the last day of such Payment Period. In the event that the participant's accumulated payroll deductions on the last day of the Payment Period would enable the participant to purchase more than 300 shares except for the 300-share limitation, the excess of the amount of the accumulated payroll deductions over the aggregate purchase price of the 300 shares shall be promptly refunded to the participant by the Company, without interest. The Option Price for each Payment Period shall be the lesser of (i) 85% of the average market price of the Company's Common Stock on the first business day of the Payment Period, or (ii) 85% of the average market price of the Company's Common Stock on the last business day of the Payment Period, in either event rounded up to avoid fractions of a dollar other than 1/4, 1/2 and 3/4. The foregoing limitation on the number of shares which may be granted in any Payment Period and the Option Price per share shall be subject to adjustment as provided in Article 12.

  For purposes of this Plan the term "average market price" is the mean of the closing bid and asked prices of the Common Stock of the Company in the over-the-counter market as reported on NASDAQ (or other automated inter-dealer quotation system selected by the Board of Directors), or, if the Common Stock of the Company is then traded on the NASDAQ National Market System or on a national securities exchange, the average of the high and low prices of the Common Stock of the Company as reported on NASDAQ or on the principal national securities exchange on which it is so traded or such other national securities exchange as shall be designated by the Board of Directors, as the case may be.

  For purposes of this Plan, the term "business day" means a day on which there is trading in the over-the-counter market or on the aforementioned national securities exchange, whichever is applicable pursuant to the preceding paragraph.

  No employee shall be granted an option which permits the employee's right to purchase Common Stock under this Plan, and under all other Section 423(b) employee stock purchase plans of the Company or any parent or subsidiary corporations, to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with Section 423(b)(8) of the Code.

ARTICLE 6--EXERCISE OF OPTION.

  Each eligible employee who continues to be a participant in the Plan on the last business day of a Payment Period shall be deemed to have exercised his/her option on such date and shall be deemed to have purchased from the Company such number of full shares of Common Stock for the purpose of the Plan as his/her accumulated payroll deductions on such date will pay for at the Option Price, subject to the 300-share limit of the option. If a participant is not an employee on the last business day of a Payment Period, he/she shall not be entitled to exercise his/her option. Only full shares of Common Stock may be purchased under the Plan. Unused payroll deductions remaining in an employee's account at the end of a Payment Period (other than amounts refunded to the employee pursuant to Article 5) will be carried forward to the succeeding Payment Period.

ARTICLE 7--AUTHORIZATION FOR ENTERING THE PLAN.

  An employee may enter the Plan by filling out, signing and delivering to the Company an authorization:

    A. Stating the percentage to be deducted regularly from the employee's pay;

    B. Authorizing the purchase of stock for the employee in each Payment Period in accordance with the terms of the Plan; and

    C. Specifying the exact name in which stock purchased for the employee is to be issued as provided under Article 11 hereof.

  Such authorization must be received by the Company at least ten (10) days before the beginning date of the next succeeding Payment Period.

  Unless an employee files a new authorization or withdraws from the Plan, the deductions and purchases under the authorization the employee has on file under the Plan will continue from one Payment Period to succeeding Payment Periods as long as the Plan remains in effect. The Company will accumulate and hold for the employee's account the amounts deducted from his/her pay. No interest will be paid on these amounts.

ARTICLE 8--MAXIMUM AMOUNT OF PAYROLL DEDUCTIONS.

  An employee may authorize payroll deductions in an amount not less than 2% but not more than 10% of the employee's regular (i.e. base) pay.

ARTICLE 9--CHANGE IN PAYROLL DEDUCTIONS.

  Deductions may not be increased or decreased during a Payment Period. However, an employee may withdraw in full from the Plan, in accordance with
Article 10.

ARTICLE 10--WITHDRAWAL FROM THE PLAN.

  An employee may withdraw from the Plan in whole, but not in part, at any time prior to the last business day of each Payment Period by delivering a withdrawal notice to the Company, in which event the Company will promptly refund the entire balance of the employee's deductions not previously used to purchase stock under the Plan.

  To re-enter the Plan, an employee who has previously withdrawn must file a new authorization at least ten (10) days before the beginning date of the next Payment Period. The employee's re-entry into the Plan cannot, however, become effective before the beginning of the next Payment Period following his/her withdrawal.

ARTICLE 11--ISSUANCE OF STOCK.

  A participant will receive statements of ownership for stock purchased under the Plan, or may elect to receive stock certificates instead of statements of ownership. In the event a participant elects to receive stock certificates, the stock certificates will be delivered as soon as practicable after each Payment Period by the Company's transfer agent.

  Stock purchased under the Plan will be issued only in the name of the employee, or if his/her authorization so specifies, in the name of the employee and another person of legal age as joint tenants with rights of survivorship.

ARTICLE 12--ADJUSTMENTS.

  Upon the happening of any of the following described events, an optionee's rights under options granted hereunder shall be adjusted as hereinafter provided:

    A. In the event shares of Common Stock of the Company shall be subdivided or combined into a greater or smaller number of shares or if, upon a merger, consolidation, reorganization, split-up, liquidation, combination, recapitalization or the like of the Company, the shares of the Company's Common Stock shall be exchanged for other securities of the Company or of another corporation, each optionee shall be entitled, subject to the conditions herein stated, to purchase such number of shares of Common Stock or amount of other securities of the Company or such other corporation as were exchangeable for the number of shares of Common Stock of the Company which such optionee would have been entitled to purchase except for such action, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination, or exchange; and

    B. In the event the Company shall issue any of its shares as a stock dividend upon or with respect to the shares of stock of the class which shall at the time be subject to option hereunder, each optionee upon exercising such an option shall be entitled to receive (for the purchase price paid upon such exercise) the shares as to which he/she is exercising his/her option and, in addition thereto (at no additional cost), such number of shares of the class or classes in which such stock dividend or dividends were declared or paid, and such amount of cash in lieu of fractional shares, as is equal to the number of shares thereof and the amount of cash in lieu of fractional shares, respectively, which he/she would have received if he/she had been the holder of the shares as to which he/she is exercising his/her option at all times between the date of the granting of such option and the date of its exercise.

  Upon the happening of any of the foregoing events, the class and aggregate number of shares set forth in Article 4 hereof which are subject to options which have heretofore been or may hereafter be granted under the Plan and the limitations set forth in the second paragraph of Article 5 shall also be appropriately adjusted to reflect the events specified in paragraphs A and B above. Notwithstanding the foregoing, any adjustments made pursuant to subsections A or B shall be made only to the extent that the Committee, based on advise of counsel for the Company, determines that such adjustments will not constitute a change requiring stockholder approval under Section 423(b)(2) of the Code. The Committee shall determine the adjustments to be made under this Article 12, and its determination shall be conclusive.

ARTICLE 13--NO TRANSFER OR ASSIGNMENT OF EMPLOYEE'S RIGHTS.

  An employee's rights under the Plan are the employee's alone and may not be transferred or assigned to, or availed of by, any other person other than by will or the laws of descent and distribution. Any option granted under the Plan to an employee may be exercised, during the employee's lifetime, only by the employee.

ARTICLE 14--TERMINATION OF EMPLOYEE'S RIGHTS.

  An employee's rights under the Plan will terminate when he/she ceases to be an employee because of retirement, voluntary or involuntary termination, resignation, lay-off, discharge, death, change of status or for any other reason, except that if any employee is on a leave of absence from work during the last three months of any Payment Period, he/she shall be deemed to be a participant in the Plan on the last day of the Payment Period. A withdrawal notice will be considered as having been received from the employee on the day his/her employment ceases, and all payroll deductions not used to purchase stock will be refunded.

  If an employee's payroll deductions are interrupted by any legal process, a withdrawal notice will be considered as having been received from the employee on the day the interruption occurs.

ARTICLE 15--TERMINATION AND AMENDMENTS TO PLAN.

  The Plan may be terminated at any time by the Company's Board of Directors but such termination shall not affect options then outstanding under the Plan. The Plan will terminate in any case when all or substantially all of the unissued shares of stock reserved for the purposes of the Plan have been purchased, unless the Board of Directors has previously authorized additional shares of stock for issuance under the Plan subject only to stockholder approval. If at any time shares of stock reserved for the purpose of the Plan remain available for purchase but not in sufficient number to satisfy all then unfilled purchase requirements, the available shares shall be apportioned among participants in proportion to their options and all payroll deductions not used to purchase stock will be refunded. Upon any termination of the Plan, all payroll deductions not used to purchase stock will be refunded.

  The Board of Directors also reserves the right to amend the Plan from time to time in any respect, provided, however, that no amendment shall be effective without prior approval of the stockholders which would (a) except as provided in Article 12, increase the number of shares of Common Stock to be offered above or (b) expand the class of employees eligible to receive options under the Plan.

ARTICLE 16--LIMITATIONS ON SALE OF STOCK PURCHASED UNDER THE PLAN.

  The Plan is intended to provide Common Stock for investment and not for resale. The Company does not, however, intend to restrict or influence any employee in the conduct of his/her own affairs. An employee may sell stock purchased under the Plan at any time the employee chooses, subject to compliance with any applicable Federal or state securities laws. However, because of certain Federal tax requirements, each employee agrees by entering the Plan, promptly to give the Company notice of any such stock disposed of within two years after the date of grant of the applicable option or within one year after the transfer of such stock to the employee showing the number of such shares disposed of. THE EMPLOYEE ASSUMES THE RISK OF ANY MARKET FLUCTUATIONS IN THE PRICE OF THE STOCK.

ARTICLE 17--PARTICIPATING SUBSIDIARIES.

  The term "participating subsidiaries" shall mean any subsidiary of the Company which is designated by the Board of Directors to participate in the Plan. The Board of Directors shall have the power to make such designation before or after the Plan is approved by the stockholders.

ARTICLE 18--OPTIONEES NOT STOCKHOLDERS.

  Neither the granting of an option to an employee nor the deductions from his/her pay shall constitute such employee a stockholder of the shares covered by an option until such shares have been purchased by and issued to the employee.

ARTICLE 19--APPLICATION OF FUNDS.

  The proceeds received by the Company from the sale of Common Stock pursuant to options granted under the Plan will be used for general corporate purposes.

ARTICLE 20--GOVERNMENTAL REGULATIONS.

  The Company's obligation to sell and deliver shares of the Company's Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

ARTICLE 21--APPROVAL OF BOARD OF DIRECTORS AND STOCKHOLDERS.

  The Plan was adopted by the Board of Directors on August 8, 1986, and approved by the stockholders of the Company on October 24, 1986.

Revised: June 23, 1992
         June 28, 1994
         June 27, 1995

                                                                           EX B

                         GROUNDWATER TECHNOLOGY, INC.

                        1995 DIRECTOR STOCK OPTION PLAN

  1. Purpose. This Non-Qualified Stock Option Plan, to be known as the 1995 Director Stock Option Plan (the "Plan"), is intended to promote the interests of Groundwater Technology, Inc. (the "Company") by facilitating its ability to obtain and retain the services of qualified persons who are not employees of the Company to serve as members of the Board of Directors and to demonstrate the Company's appreciation for their service upon the Company's Board of Directors.

  2. Available Shares. The total number of shares of Common Stock of the Company for which options may be granted shall not exceed 100,000 shares, subject to adjustment in accordance with Section 10 of this Plan. Shares subject to the Plan are authorized but unissued shares or shares that were once issued and subsequently reacquired by the Company. If any options granted under this Plan are surrendered before exercise or lapse without exercise, in whole or in part, the shares reserved therefor shall revert to the option pool and continue to be available for grant under this Plan.

  3. Administration. This Plan shall be administered by the Board of Directors of the Company. The Board shall, subject to the provisions of this Plan, have the power to construe this Plan, to determine all questions thereunder, and to adopt and amend such rules and regulations for the administration of this Plan as it may deem desirable. No member of the Board shall be liable for any action or determination made in good faith with respect to this Plan or any option granted under it.

  4. Automatic Grant of Options. Subject to the availability of shares under this Plan:

    (a) INITIAL GRANTS. Each member of the Company's Board of Directors who is not an employee of the Company serving on the date of the approval of this Plan by the Board of Directors shall be automatically granted on such approval date without further action by the Board an option to purchase 5,000 shares of the Company's Common Stock. Each member of the Company's Board of Directors who on the date of the approval of this Plan by the Board of Directors is an employee of the Company who continues to serve as a Director of the Company after ceasing to be an employee shall be automatically granted on the date such person ceases to be an employee of the Company, without further action by the Board, an option to purchase 5,000 shares of the Company's Common Stock. Each person who is first elected or appointed to the Board of Directors after the date of approval of this Plan by the Board of Directors and who is at that time not an employee of the Company shall be automatically granted on the date of such election or appointment and without further action by the Board of Directors, an option to purchase 5,000 shares of the Company's Common Stock.

    (b) ANNUAL GRANTS. Each member of the Board of Directors who receives an option pursuant to Section 4(a) above (the "Initial Grant") shall be automatically granted on the third Tuesday of June of each year after the Initial Grant, or if such date is a holiday, on the next business day thereafter, and without further action by the Board of Directors, an option to purchase 2,500 shares of the Company's Common Stock.

  5. Period of Option. Unless sooner terminated in accordance with the provisions of Section 9 of this Plan, any options granted hereunder shall expire on a date which is seven years after the date of grant of that option.

  6. Option Price. The purchase price of the stock covered by an option granted pursuant to this Plan shall be 100% of the fair market value of such shares on the day the option is granted. The option price will be subject to adjustment in accordance with the provisions of Section 10 hereof. For purposes of this Plan, "fair market value" shall mean (a) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if such Stock is then traded on a national securities exchange; or (b) the last reported sale price (on that date) of the Common Stock on the NASDAQ National Market, if the Common Stock is not then traded on a national securities exchange; or (c) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the NASDAQ National Market.

  7. Vesting of Shares and Non-Transferability of Options.

  (a) VESTING. Options granted under this Plan shall not be exercisable until they become vested. Options granted under this Plan shall vest in the optionee, and thus become exercisable, in accordance with the following schedule, provided that the optionee has continuously served as a member of the Board of Directors through such vesting date:

               PERCENTAGE OF OPTION
              SHARES FOR WHICH OPTION
                WILL BE EXERCISABLE                    DATE OF VESTING
              -----------------------                  ---------------
        33 1/3%.............................. One year from the date of grant
        66 2/3%.............................. Two years from the date of grant
        100%................................. Three years from the date of grant

  In addition to the foregoing, in the event of a change of control of the Company, the optionee may, to the extent not prohibited by Rule 16b-3 (or any successor or amended provision thereof) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), exercise an option for 100% of the shares that were not otherwise vested. For purposes of this Plan, "change of control" shall mean if any corporation, person, other entity or group of the foregoing acting in concert (other than the Company or any entity that is controlled by the Company) makes a tender or exchange offer the result of which would be that such corporation, person, other entity or group would own 50% or more of the shares of the Company's Common Stock, and which offer has not been approved by the Board (the "Offer"). In the event of a change of control, the optionee may exercise options granted pursuant to this Plan during the 90-day period following the first purchase of shares of stock pursuant to the Offer.

  (b) NON-TRANSFERABILITY. Any option granted pursuant to this Plan shall not be assignable or transferable other than by will or the laws of descent and distribution, and shall be exercisable only by the optionee during his or her lifetime.

  8. Exercise of Option. (a) Subject to the terms and conditions of this Plan and the option agreements, an option granted hereunder shall, to the extent then vested, be exercisable in whole or in part by giving written notice to the Company by mail or in person addressed to: Chief Financial Officer, Groundwater Technology, Inc., 100 River Ridge Drive, Norwood, Massachusetts 02062, stating the number of shares with respect to which the option is being exercised, accompanied by payment in full for such shares, which payment may be in whole or in part in shares of the Common Stock of the Company already owned by the person or persons exercising the option, valued at fair market value determined in accordance with the provisions of Section 6 hereof; provided, however, that any stock so tendered in payment must have been held by the optionee for a period of not less than six (6) months prior to such tender in payment.

  (b) Upon notification from the Company, the transfer agent of the Company shall, on behalf of the Company, prepare a certificate or certificates representing such shares acquired pursuant to exercise of the option, shall register the optionee as the owner of such shares on the books of the Company and shall cause the fully executed certificates representing such shares to be delivered to the optionee as soon as practicable after payment of the option price in full. The holder of an option shall not have any rights of a stockholder with respect to the shares covered by the option, except to the extent that one or more certificates for such shares shall be delivered to him upon the due exercise of the option.

  9. Termination of Option Rights. (a) In the event an optionee ceases to be a member of the Board of Directors of the Company for any reason other than death or disability, any then-unexercised portion of options granted to such optionee shall, to the extent not then vested, immediately terminate and become void; any portion of an option which is then vested but has not been exercised at the time the optionee so ceases to be a member of the Board of Directors may be exercised, to the extent it is then vested, by the optionee within a period of thirty (30) days following such time the optionee so ceases to be a member of the Board of Directors, but in no event later than the expiration date of the option; and all options shall terminate after such thirty (30) days have expired.

  (b) In the event that an optionee ceases to be a member of the Board of Directors of the Company by reason of his or her disability or death, any option granted to such optionee shall be immediately and automatically accelerated and become fully vested and any unexercised option shall be exercisable by the optionee (or by the optionee's personal representative, heir or legatee, in the event of death) until the scheduled expiration date of the option.

  10. Adjustments Upon Changes in Capitalization and Other Matters. Upon the occurrence of any of the following events, an optionee's rights with respect to options granted to him or her hereunder shall be automatically adjusted as hereinafter provided:

    (a) STOCK DIVIDENDS AND STOCK SPLITS. If the shares of the Company's Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

    (b) RECAPITALIZATION ADJUSTMENTS. In the event of a reorganization, recapitalization, merger, consolidation or any other change in the corporate structure of the Company, to the extent not prohibited by Rule 16b-3 under the Exchange Act, adjustments in the number and kind of shares authorized by this Plan, in the number and kind of shares covered by this Plan, and in the option price of outstanding options under this Plan necessary to maintain the proportionate interest of the optionee and preserve, without exceeding, the value of such option, shall be made. Notwithstanding the foregoing, no such adjustment shall be made which would, within the meaning of any applicable provisions of the Internal Revenue Code of 1986, as amended, constitute a modification, extension or renewal of any option or a grant of additional benefits to the holder of an option.

    (c) FRACTIONAL SHARES. No fractional shares shall be issued under the Plan and the optionee shall receive from the Company cash in lieu of such fractional shares.

    (d) ISSUANCES OF SECURITIES. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

    (e) ADJUSTMENTS. Upon the happening of any of the foregoing events, the class and aggregate number of shares set forth in Section 2 of this Plan that are subject to options which previously have been or subsequently may be granted under this Plan shall also be appropriately adjusted to reflect such events. The Board shall determine the specific adjustments to be made under this Section 10 and its determination shall be conclusive.

    (f) SALE OF COMPANY. If an option hereunder shall be assumed, or a new option substituted therefor, as a result of sale of the Company, whether by a merger, consolidation or sale of property or stock, then membership on the Board of Directors of such assuming or substituting corporation or by a parent corporation or a subsidiary thereof shall be considered for purposes of vesting an option to be membership on the Board of Directors of the Company.

  11. Restrictions on Issuance of Shares. Notwithstanding the provisions of Sections 4 and 8 of this Plan, the Company shall have no obligation to deliver any certificate or certificates upon exercise of an option until one of the following conditions shall be satisfied: (a) the issuance of shares with respect to which the option has been exercised is at the time of the issue of such shares effectively registered under applicable Federal and state securities laws as now in force or hereafter amended; or (b) counsel for the Company shall have given an opinion that such shares are exempt from registration under Federal and state securities laws as now in force or hereafter amended; and until the Company has complied with all applicable laws and regulations, including without limitation all regulations required by any stock exchange upon which the Company's outstanding Common Stock is then listed.

  12. Legend on Certificates. The certificates representing shares issued pursuant to the exercise of an option granted under this Plan shall carry such appropriate legend, and such written instructions shall be given to the Company's transfer agent, as may be deemed necessary or advisable by counsel to the Company in order to comply with the requirements of the Securities Act of 1933 or any state securities laws.

  13. Representation of Optionee. If requested by the Company, the optionee shall deliver to the Company written representations and warranties upon exercise of the option that are necessary to show compliance with Federal and state securities laws, including representations and warranties to the effect that a purchase of shares under the option is made for investment and not with a view to their distribution (as that term is used in the Securities Act of 1933).

  14. Option Agreement. Each option granted under this Plan shall be evidenced by an option agreement, in such form as may be approved by the Board of Directors, which option agreement shall be duly executed and delivered on behalf of the Company and by the optionee to whom such option is granted. The option agreement shall contain such terms, provisions, and conditions not inconsistent with this Plan as may be determined by the Board of Directors.

  15. Effective Date; Termination and Amendment of Plan. (a) This Plan was adopted by the Board of Directors on March 21, 1995, and shall become effective upon approval by the holders of a majority of shares of Common Stock present in person or by proxy and entitled to vote on such matter at the Annual Meeting of Stockholders to be held on September 19, 1995, or any adjournment thereof. In the event that such approval has not been received on or before March 20, 1996, then in such event the Plan and any options granted hereunder shall be null and void; and upon the occurrence of such approval, the Plan and all options granted hereunder shall become effective as of the date of the Directors' approval of the Plan or the date the option was automatically granted pursuant to the Plan, whichever is applicable.

  (b) No options may be granted under this Plan subsequent to March 20, 2005, but the term of options theretofore granted may extend beyond that date. This Plan shall terminate when all options granted or to be granted hereunder are no longer outstanding.

  (c) The Board of Directors may at any time terminate this Plan or make such modification or amendment thereof as it deems advisable; provided that the provisions of this Plan specified in Rule 16b-3(c)(2)(ii)(A) (or any successor or amended provision thereof) under the Exchange Act (including without limitation provisions as to eligibility, amount, price and timing of awards) may not be amended more than once every six months except as necessary to comport with changes in the Employee Retirement Income Security Act of 1974, as amended or the Internal Revenue Code of 1986, as amended; and provided, further, that the Board of Directors may not, without approval by the affirmative vote of the holders of a majority of the shares present in person or by proxy and voting on such matter at the meeting, (i) increase the maximum number of shares for which options may be granted under this Plan or the number of shares for which an option may be granted to any participating director hereunder (except by adjustment pursuant to Section 10), (ii) materially modify the requirements as to eligibility to participate in this Plan, (iii) materially increase benefits accruing to option holders under this Plan, or (iv) amend this Plan in any manner which would cause Rule 16b-3 under the Exchange Act (or any successor or amended provision thereof) to become inapplicable to this Plan. Termination or any modification or amendment of this Plan shall not, without consent of a participant, affect his or her rights under an option previously granted to him or her.

  16. Compliance with Regulations. It is the Company's intent that this Plan comply in all respects with Rule 16b-3 under the Exchange Act and any applicable Securities and Exchange Commission interpretations thereof. If any provision of this Plan is deemed not to be in compliance with Rule 16b-3, the provision shall be null and void.

  17. Governing Law. The validity and construction of this Plan and the instruments evidencing options shall be governed by the laws of the Commonwealth of Massachusetts, without giving effect to the principles of conflicts of law thereof.

[X]  PLEASE MARK VOTES
     AS IN THIS EXAMPLE

                                                             WITH-  FOR ALL
                                                    FOR      HOLD    EXCEPT
1.)  To fix the number of Directors at              [_]      [_]       [_]
     four and to vote for the election of
     the nominees listed below.

     Allan S. Bufferd and Robert P. Schechter

     IF YOU DO NOT WISH YOUR SHARES VOTED "FOR"
     ANY INDIVIDUAL NOMINEE, MARK THE "FOR ALL
     EXCEPT" BOX AND STRIKE A LINE THROUGH THE
     NOMINEE'S NAME.

     RECORD DATE SHARES:



     Please be sure to sign and date this Proxy.

     -------------------------------------------
     Date

     -------------------------------------------
     Stockholder sign here

     -------------------------------------------
     Co-owner sign here


                                                    FOR    AGAINST   ABSTAIN
2.)  To consider and act upon a proposal to         [_]      [_]       [_]
     amend the Amended and Restated 1986
     Employee Stock Purchase Plan to increase the number of shares of Common Stock authorized for issuance pursuant to the Amended and Restated 1986 Employee
     Stock Purchase Plan from 312,500 shares
     to 600,000 shares and to remove the
     limitation on the number of shares that
     can be purchased by participants in each plan period.

                                                    FOR    AGAINST   ABSTAIN
3.)  To consider and act upon a proposal to         [_]      [_]       [_]
     approve the 1995 Director Stock Option
     Plan.

4.)  To consider and act upon the matter of         [_]      [_]       [_]
     ratifying the selection of the firm of
     Coopers & Lybrand LLP as auditors for
     the fiscal year ending April 27, 1996.

     To transact such other business as may
     properly come before the meeting and
     any adjournment thereof.

     Mark box at right if comments or address change have been noted on the reverse side of this card. [_]

DETACH CARD                                                         DETACH CARD

                         GROUNDWATER TECHNOLOGY, INC.

Dear Stockholder:

Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the management and operation of your Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares shall be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders, September 19, 1995.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Groundwater Technology, Inc.

                         GROUNDWATER TECHNOLOGY, INC.
         Proxy for Annual Meeting of Stockholders - September 19, 1995
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder(s) of Groundwater Technology, Inc., a Delaware corporation, revoking all prior proxies, hereby appoints WALTER C. BARBER and BAYARD HENRY and each of them, proxies, with full power of substitution, to vote all of the shares of common stock of Groundwater Technology, Inc., which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Groundwater Technology, Inc. to be held at Fleet Bank, 75 State Street, Boston, Massachusetts on Tuesday, September 19, 1995, at 9:30 a.m., local time, and at any adjournment or adjournments thereof, as set forth on the reverse side and, in their discretion, upon any other business that may properly come before the meeting. Attendance of the undersigned at the meeting or any adjournment session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate thereat the intention of the undersigned to vote said shares in person.

     If no direction is given, this proxy will be voted FOR the election of both directors and FOR proposals 2, 3 and 4.

--------------------------------------------------------------------------------
       PLEASE VOTE, DATE, AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN
                              ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------

Please sign this proxy exactly at your name appears on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                  DO YOU HAVE ANY COMMENTS?

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DETACH CARD